UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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PROCENTURY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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PROCENTURY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the Annual Meeting of Shareholders of ProCentury Corporation, an Ohio corporation (the “Company”), will be held at the Company’s corporate headquarters located at 465 Cleveland Avenue, Westerville, Ohio 43082, on Thursday, May 19, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors, each to serve until the 2008 annual meeting of shareholders and until a successor has been duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Only shareholders of record at the close of business on March 23, 2005 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

By order of the Board of Directors,

Christopher J. Timm
Secretary
Dated: April 6, 2005
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

PROCENTURY CORPORATION
465 Cleveland Avenue
Westerville, Ohio 43082
PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF SHAREHOLDERS
General Information
      This proxy statement and the enclosed proxy card are furnished to you in connection with the solicitation of proxies by the board of directors for use at the 2005 Annual Meeting of Shareholders of ProCentury Corporation (the “Company”). This proxy statement summarizes information you need to know to vote at the Annual Meeting. The Annual Meeting will be held at the Company’s corporate headquarters located at 465 Cleveland Avenue, Westerville, Ohio 43082, on Thursday, May 19, 2005, at 10:00 a.m., local time. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.
      The Company will begin sending this proxy statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 6, 2005 to all shareholders of record on March 23, 2005. The Company is also sending its 2004 annual report to shareholders, which includes the Company’s consolidated financial statements, with this proxy statement.
      This solicitation of proxies is made by and on behalf of the Company’s board of directors. The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, regular employees of the Company may solicit proxies by telephone or facsimile. Those employees will not receive any additional compensation for their participation in the solicitation. The Company has also retained The Altman Group at an estimated cost of $3,500 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.
Voting Rights
      Shareholders who owned the Company’s common shares at the close of business on March 23, 2005, the record date for the Annual Meeting, are entitled to vote. On that date, there were 13,210,219 common shares outstanding and each share is entitled to one vote. Whether or not you plan to attend the Annual Meeting, the Company urges you to complete, sign and date the enclosed proxy card and to return it in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting.
      If you properly complete your proxy card and send it to the Company in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors to elect the two Class I director nominees listed in “Election of Directors.”
      If any other matter is presented, your proxy will vote in accordance with his best judgment. As of the date of this proxy statement, the Company is not aware of other matters to be acted on at the Annual Meeting other than the election of two Class I directors.
Revoking a Proxy
      If you give a proxy, you may revoke it at any time before it is exercised by giving written notice to the Company at its principal executive offices located at 465 Cleveland Avenue, Westerville, Ohio 43082, or by giving notice to the Company at the Annual Meeting. It is important to note that your presence at the Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

Quorum Requirement
      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of common shares outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxies received by the Company marked as abstentions or broker non-votes (shares held in “street name” by a broker or nominee indicating on a proxy that it does not have authority to vote with respect to the election of directors) will be included in the calculation of the number of shares considered to be present at the meeting.
Vote Required
      The two Class I director nominees receiving the greatest number of votes “FOR” election will be elected as Class I directors. If you do not vote for a particular nominee, or if you indicate “Withhold Authority” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Shares which abstain from voting in the election of the Class I directors and broker non-votes will not be voted in favor of the election of such directors and also will not be counted as votes cast on the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the voting in the election of the Class I directors, because approval of such matter requires the affirmative vote of a plurality of the votes cast.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of common shares of the Company as of March 23, 2005, except as otherwise disclosed in the notes below, by:

•	the Company’s directors;

•	each other person who is known by the Company to own beneficially more than 5% of the outstanding common shares based on a review of filings with the Securities and Exchange Commission (“SEC”);

•	the Company’s Chief Executive Officer and the Company’s other executive officers named in the Summary Compensation Table; and

•	the Company’s executive officers and directors as a group.
Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

	Number of
	Common Shares		Percentage
	Beneficially Owned		Ownership

Wells Fargo & Company	1,215,600	(1)	9.2%
420 Montgomery Street
San Francisco, California 94104
Goldman Sachs Asset Management, L.P.	1,171,124	(2)	8.9
32 Old Slip
New York, New York 10005
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund	975,000	(3)	7.4
100 East Pratt Street
Baltimore, Maryland 21202
Stonehenge Opportunity Fund, LLC	878,571	(4)(13)	6.7
191 W. Nationwide Blvd., Suite 600
Columbus, Ohio 43215
Friedman, Billings, Ramsey Group, Inc.	849,700	(5)	6.5
191 W. Nationwide Blvd., Suite 600
Columbus, Ohio 43215

	Number of
	Common Shares		Percentage
	Beneficially Owned		Ownership

The TCW Group, Inc., on behalf of The TCW Business Unit	842,065	(6)	6.4
865 South Figueroa Street
Los Angeles, California 90017
Dreman Value Management LLC	745,200	(7)	5.7
520 East Cooper Avenue, Suite 230-4
Aspen, Colorado 81611
Greg D. Ewald	36,416	(8)	*
Edward F. Feighan	141,182	(9)	1.2
Charles D. Hamm	136,182	(10)	1.2
Christopher J. Timm	217,206	(11)	1.8
John A. Marazza	251,790	(12)	1.9
Michael J. Endres	50,000	(13)	*
Robert F. Fix	3,000		*
Jeffrey A. Maffett	1,500		*
Press C. Southworth III	3,000		*
Alan R. Weiler	10,000		*
Robert J. Woodward, Jr.	1,000		*
All Current Executive Officers and Directors as a Group (10 persons)	620,746	(14)	4.7%

*	Less than 1%

(1)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on January 21, 2005 by Wells Fargo & Company and its subsidiary, Wells Capital Management Incorporated. According to the Schedule 13G, Wells Fargo & Company and Wells Capital Management Incorporated each have sole voting power with respect to 1,176,200 common shares and sole dispositive power with respect to 1,215,600 common shares.

(2)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 7, 2005 by Goldman Sachs Asset Management, L.P. (“GSAM LP”). According to the Schedule 13G, GSAM LP has sole voting power with respect to 928,012 common shares and sole dispositive power with respect to 1,171,124 common shares and GSAM LP disclaims ownership of any securities managed on its behalf by third parties.

(3)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 14, 2005 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund. According to the Schedule 13G, T. Rowe Price Associates, Inc. has sole dispositive power with respect to 975,000 shares and T. Rowe Price Small-Cap Value Fund has sole voting power with respect to 975,000 common shares.

(4)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 14, 2005 by Stonehenge Opportunity Fund, LLC. Bluestone Investors, L.P. is the managing member of Stonehenge Opportunity Fund, LLC and Stonehenge Financial Holdings, Inc. is the general partner of Bluestone Investors, L.P., each of which may also be deemed to have sole voting and dispositive power with respect to the common shares held by Stonehenge Opportunity Fund, LLC.

(5)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 15, 2005 by Friedman, Billings, Ramsey Group, Inc. According to the Schedule 13G, Friedman, Billings, Ramsey Group, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) reporting beneficial ownership of the shares on behalf of its subsidiary, FBR Investment Management, Inc., and has shared voting power and shared dispositive power with respect to the 849,700 common shares.

(6)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 14, 2005 by The TCW Group, Inc. (“TCW”), on behalf of The TCW Business Unit. According to the Schedule 13G, TCW is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) reporting beneficial ownership of the shares on behalf of its subsidiaries, Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company, which collectively constitute The TCW Business Unit (primarily engaged in the provision of investment management services), and has shared voting power with respect to 755,965 common shares and shared dispositive power with respect to 842,065 common shares. Also according to the Schedule 13G, the ultimate parent company of TCW is Societe Generale, S.A. (“SG”), which may be deemed ultimately to control TCW and the TCW Business Unit. SG, its executive officers and directors, and its direct and indirect subsidiaries (including all business units except The TCW Business Unit), may beneficially own common shares of the Company and such shares are not reported in this statement. SG disclaims beneficial ownership of any common shares of the Company and TCW disclaims beneficial ownership of such shares beneficially owned by SG and any of SG’s other business units.

(7)	Information is as of December 31, 2004 and is based on a report on Schedule 13G filed with the SEC on February 14, 2005 by Dreman Value Management LLC. According to the Schedule 13G, Dreman Value Management LLC has shared voting power and sole dispositive power with respect to the 745,200 common shares.

(8)	Includes 6,666 common shares subject to options currently exercisable or exercisable within 60 days.

(9)	Includes 16,600 common shares subject to options currently exercisable or exercisable within 60 days.

(10)	Includes 16,600 common shares subject to options currently exercisable or exercisable within 60 days.

(11)	Includes 16,600 common shares subject to options currently exercisable or exercisable within 60 days.

(12)	Includes 49,800 common shares subject to options currently exercisable or exercisable within 60 days. Mr. Marazza resigned as an executive officer and director of the Company in January 2005.

(13)	Mr. Endres is a principal of Stonehenge Financial Holdings, Inc., an affiliate of Stonehenge Opportunity Fund, LLC.

(14)	Includes an aggregate of 56,466 common shares subject to options currently exercisable or exercisable within 60 days owned by executive officers and directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.
ELECTION OF DIRECTORS
      The Company has a classified board of directors consisting of three classes with three members each, and each class of directors serves a three-year term. Currently, the Company has two Class I directors, Michael J. Endres and Alan R. Weiler, whose term expires at the Annual Meeting, one Class I vacancy, three Class II directors, Robert F. Fix, Christopher J. Timm and Robert Jay Woodward, Jr., whose term expires at the 2006 annual meeting, and three Class III directors, Edward F. Feighan, Jeffrey A. Maffett and Press C. Southworth III, whose term expires at the 2007 annual meeting. John A. Marazza served as a Class I director until his resignation in January 2005. No decision has been made to fill this vacancy, nor have any candidates been considered and approved by the board of directors. However, the board of directors believes that it is desirable to have this vacancy available, so that it could be filled by action of the board of directors should a person who could make a valuable contribution as a director of the Company be identified during the year. At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to re-elect Messrs. Endres and Weiler as Class I directors. The two nominees receiving the most votes will be elected as Class I directors. If elected, each nominee will serve as a director until the 2008 annual meeting of shareholders and until his successor is duly elected and qualified.
      If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the board of directors intends that proxies will be voted for the election of a substitute nominee designated by the board of directors as recommended by the nominating and corporate governance committee. The following information is furnished with respect to each person nominated for election as a Class I director and each of the Company’s other current directors:
Nominees for Election as Class I Directors (to hold office for the term expiring at the 2008 annual meeting):
      Michael J. Endres, age 57, has served as a director of the Company since April 2004. Mr. Endres has been a principal of Stonehenge Financial Holdings, Inc. and of Stonehenge Partners, Inc., investment companies, since August 1999. From July 1990 until August 1999, Mr. Endres served as Vice Chairman of Banc One Capital Corporation and Chairman of Banc One Capital Partners. Mr. Endres serves as a director of Worthington Industries and Huntington Bancshares Inc.
      Alan R. Weiler, age 71, has served as director of the Company since April 2004. Mr. Weiler has been Chairman of Archer-Meek-Weiler Agency, Inc., an insurance agency specializing in commercial and personal insurance, bonding, risk management and risk financing alternatives, since 1999 and was President from 1970 until 1999. Mr. Weiler serves as a director of Glimcher Realty Trust and Commerce National Bank, a subsidiary of First Merchants Corporation.
Class II Directors (holding office for the term expiring at the 2006 annual meeting):
      Robert F. Fix, age 58, has served as a director of the Company since October 2000. Mr. Fix has served as Vice Chairman, President and Chief Executive Officer of the Richmond Mutual Bancorporation, Inc. and the Vice Chairman of its primary subsidiary, First Bank Richmond NA since 2002. He has been the President and Chief Executive Officer of the holding company since 1998, and served as President and Chief Executive Officer of First Bank Richmond from 1989 to 2002.
      Christopher J. Timm, age 48, was named Executive Vice President and President of Century Surety Company (“Century”), a subsidiary of the Company, in May 2003. Since March 2000, he has served as a director and Vice President of the Company and a senior officer and director of most companies within the Century Insurance Group. From 1998 until 2000, following the sale of Environmental & Commercial Insurance Agency, Inc., Mr. Timm complied with the terms of a non-compete agreement and pursued non-insurance business ventures. From 1990 through 1998, Mr. Timm was an owner and President of Environmental & Commercial Insurance Agency, Inc., a managing underwriting agency.
      Robert Jay Woodward, Jr., age 63, has served as a director of the Company since April 2004. Mr. Woodward served as Executive Vice President and Chief Investment Officer of Nationwide Mutual Insurance Company from 1995 until his retirement in 2002. Mr. Woodward has served as Chairman of Palmer-Donavin Manufacturing Co. since 1995 and has been a Director of the Pension Management and Investment Council of Battelle Memorial Institute since December 2002 and of Duke Realty Co. since April 2002.
Class III Directors (holding office for the term expiring at the 2007 annual meeting):
      Edward F. Feighan, age 57, has been Chairman, President and Chief Executive Officer of the Company since October 2003. Mr. Feighan was President of Avalon National Corporation, a holding company for a workers’ compensation insurance agency, from 1998 until 2000. From September 1998 until May 2003,

Mr. Feighan was Managing Partner of Alliance Financial, Ltd., a merchant banking firm specializing in mergers and acquisitions. He has served as a director of the Company and its insurance company subsidiaries from 1993 to 1996 and from 2000 to the present. Mr. Feighan has served at times as the Company’s Special Counsel.
      Jeffrey A. Maffett, age 56, has served as a director of the Company since October 2000. Mr. Maffett has been Chairman, President and Chief Executive Officer of Oculina Bank, a subsidiary of Colonial Bank Corporation of Eaton, Ohio, since November 2003. He has also has been Chairman of the Colonial Bank Corporation since 2002. He was President and Chief Executive Officer of the Eaton National Bank & Trust Co., a subsidiary of Colonial Bank Corporation, from 1989 to 2003.
      Press C. Southworth III, age 57, has served as a director of the Company since April 2004. Mr. Southworth was a partner of PricewaterhouseCoopers LLP from 1998 until he retired in 2001. From 1985 until 1998, Mr. Southworth was a partner of Coopers & Lybrand LLP. Mr. Southworth is a certified public accountant.
CORPORATE GOVERNANCE
Board of Directors
      As noted above, the Company’s board of directors currently consists of eight members, Messrs. Endres, Feighan, Fix, Maffett, Southworth, Timm, Weiler and Woodward. The board of directors has affirmatively determined that all of the directors, except for Messrs. Feighan and Timm, are “independent directors” within the meaning of the Nasdaq National Market’s listing standards.
      During the fiscal year ended December 31, 2004, the board of directors held six meetings. Each director attended more than 75% of the aggregate number of meetings of the board of directors and committees on which he served in 2004. While the Company does not have a formal policy requiring directors to attend the annual meeting of shareholders, a meeting of the board of directors may customarily be held on the same day as the annual meeting and the Company expects directors to attend the shareholder meeting.

Committees of the Board of Directors
      The board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Current copies of these charters are available to shareholders on the Company’s website, www.procentury.com, under “Governance Documents.” In addition, a copy of the audit committee charter is appended to this proxy statement as Appendix A. Each committee member is an “independent director” within the meaning of the Nasdaq National Market’s listing standards.
      Audit Committee. The audit committee assists the board of directors in fulfilling its oversight responsibilities for the integrity of the Company’s accounting, reporting and financial control practices. The audit committee:

•	reviews the qualifications of the independent registered public accounting firm;

•	selects and engages the independent registered public accounting firm;

•	reviews and approves the plan, fees and results of audits;

•	reviews the Company’s internal controls; and

•	considers and pre-approves any non-audit services proposed to be performed by the independent registered public accounting firm.
      The audit committee consists of Messrs. Southworth (chairman), Weiler and Woodward. The Company’s board of directors has determined that Mr. Southworth meets the requirements for an audit committee financial expert under Item 401 of Regulation S-K promulgated under the Securities Act of 1933. During 2004, the audit committee held seven meetings.
      Compensation Committee. The compensation committee consists of Messrs. Endres (chairman), Maffett and Woodward. The compensation committee oversees the Company’s compensation and employee benefit plans and practices, including executive and board of directors compensation as well as all incentive-compensation and equity-based plans, and the evaluation of the Company’s management. During 2004, the compensation committee held no meetings.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee consists of Messrs. Fix (chairman), Maffett and Weiler. The nominating and corporate governance committee:

•	identifies and recommends for nomination qualified individuals for election as directors;

•	oversees the composition, structure and function of the committees of the board of directors;

•	oversees periodic self-evaluation of the board of directors and its committees; and

•	plans for management succession.
During 2004, the nominating and corporate governance committee held one meeting.
      Shareholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common shares for at least a year as of the date such recommendation is made, c/o the Company’s Vice President of Corporate Governance at the following address: ProCentury Corporation, 465 Cleveland Avenue, Westerville, Ohio 43082. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Shareholders also have the right under the Company’s Code of Regulations to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth below under “Shareholder Proposals for 2006 Annual Meeting.”
      The nominating and corporate governance committee has not established specific minimum qualifications a candidate must have in order to be recommended to the board of directors. However, in determining qualifications for new directors, the committee will consider potential members’ qualifications as independent under the Nasdaq National Market’s listing standards, integrity, judgment, business experience, diversity, knowledge of insurance operations, finance or marketing and whether such candidate will effectively serve shareholders’ long-term interests and contribute to the Company’s overall corporate goals. The nominating and corporate governance committee will consider a pool of potential board candidates established from recommendations from shareholders and others, including management and current directors. Although the nominating and corporate governance committee may retain a board search consultant to supplement the pool of potential board candidates, it has not engaged a consultant at this time.

Shareholder Communications with the Board of Directors
      Any shareholder who desires to communicate with any of the members of the Company’s board of directors may do so electronically by sending an email to boardofdirectors@procentury.com. Alternatively, a shareholder may communicate with the members of the Board by writing to the Company, c/o Vice President of Corporate Governance, ProCentury Corporation, 465 Cleveland Avenue, Westerville, Ohio 43082. Communications may be addressed to an individual director, a board committee, the non-management directors or the full board of directors. Communications received by the Vice President of Corporate Governance will be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Compensation of Directors
      Directors who are also employees receive no compensation for serving as directors, and non-employee directors receive $20,000 annually. Non-employee directors also receive $1,000 for each board meeting they attend in person and $500 for each telephonic meeting they attend. Non-employee directors serving on the compensation and nominating and corporate governance committees receive $750 for each meeting they attend in person and $500 for each telephonic meeting they attend. Audit committee members receive $1,500 for each committee meeting they attend in person and $1,000 for each telephonic meeting they attend. The chairman of the audit committee receives $2,000 annually. The Company also reimburses all directors for reasonable travel expenses incurred in connection with their service as directors.
      The Company’s directors are also eligible to receive additional stock options and awards when, as and if determined by the compensation committee, pursuant to the terms of the 2004 Stock Option and Award Plan. See “Executive Compensation — 2004 Stock Option and Award Plan” below. On March 22, 2005, each of the Company’s directors was granted an option to purchase 1,000 shares, which vests as to 1/36 of the total shares awarded at the end of each full month following the grant date during which the director continues as a member of the board of directors. The exercise price of the options is $10.50, which was the fair market value of the shares on the date of grant. In addition, effective as of March 22, 2005, non-employee directors will receive an option to purchase 1,000 common shares upon initial election to the board of directors and an option to purchase 2,000 shares following each annual shareholder meeting, provided that such non-employee director continues to serve as a director following such meeting. The options will have an exercise price equal to the fair market value on the date of grant and vest in accordance with the schedule described above.
Code of Business Conduct and Ethics
      The Company has a Code of Business Conduct and Ethics that addresses the Company’s commitment to honesty, integrity and the ethical behavior of the Company’s employees, officers and directors. This code governs the actions and working relationships of the Company’s employees, officers and directors, including the chief executive officer, chief financial officer, controllers, treasurer, and chief internal auditor, if any, of the Company, with current and potential customers, consumers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom the Company has or may have contact. Only the board of directors or one of its committees may waive any provision of the code with respect to an executive officer or director. This code is posted on the Company’s website, www.procentury.com, under “Governance Documents,” and any waiver of its provisions with respect to an executive officer or director will be promptly disclosed on the website and as otherwise may be required by rule or regulation.
Audit Committee Report
      In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
      The audit committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2004 with management and the independent registered public accountants. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and for determining that the financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accountants are responsible for planning and conducting audits for the examination of those consolidated financial statements.
      The audit committee obtained the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent registered public accountants any relationships that may impact their objectivity and independence. The audit committee also reviewed and discussed with the independent registered public accountants all communications required by the Public Company Accounting Oversight Board standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and reviewed and discussed the results of the independent registered public accountants’ audit of the financial statements.
      Based on the above-described review and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee
Press C. Southworth III, Chairman
Alan R. Weiler
Robert Jay Woodward, Jr.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning the total compensation received for services rendered to the Company during 2004 by the Company’s chief executive officer and its four other highest paid executive officers, all of whom are referred to in this proxy statement as named executive officers.

						Long-Term
		Annual Compensation				Compensation

						Awards

						Restricted
						Stock	Securities	All Other
				Other Annual		Awards	Underlying	Compensation
Named Executive Officer	Year	Salary	Bonus (1)	Compensation		(2)	Options	(3)

Edward F. Feighan(4)	2004	$285,135	$70,929	$11,367	(5)	$265,650	49,800	$19,340
Chairman of the Board, President	2003	$84,288	$87,500	$1,075	(6)	—	—	—
and Chief Executive Officer	2002	—	—	—		—	—	—
Christopher J. Timm	2004	$266,183	$65,934	$4,859	(5)	$265,650	49,800	$14,043
Executive Vice President,	2003	$220,288	—	$3,304	(6)	—	—	—
Secretary and Director	2002	$190,000	$218,021	$2,850	(6)	—	—	—
Charles D. Hamm	2004	$259,846	$64,685	$13,967	(5)	$265,650	49,800	$13,810
Chief Financial Officer	2003	$218,365	$87,500	$5,657	(6)	—	—	—
and Treasurer	2002	$113,750	$30,000	$2,221	(6)	—	—	—
Greg D. Ewald	2004	$215,569	$30,000	$6,467	(6)	$312,375	20,000	—
Senior Vice President of	2003	$186,153	$30,000	$5,580	(6)	—	—	—
Underwriting of Century Surety	2002	$170,331	$97,500	$5,111	(6)	—	—	—
Company
John A. Marazza(7)	2004	$261,087	$64,685	$9,826	(5)	$265,650	49,800	$10,600
Former Executive Vice President,	2003	$220,288	—	$6,609	(6)	—	—	—
Chief Operating Officer,	2002	$190,000	$218,021	$5,500	(6)	—	—	—
Secretary and Director

(1)	Bonuses for 2003 were paid to the executive officers in April and May of 2004.

(2)	Value of restricted stock awards is based on the Company’s initial public offering price of $10.50 on April 20, 2004. As of December 31, 2004, based on the closing sale price per common share of $12.40 on the Nasdaq National Market on such date, the value of the restricted shares held by each of Messrs. Feighan, Timm, Hamm and Marazza was $312,720 and by Mr. Ewald was $368,900. Dividends are payable on such shares to the extent any dividends are declared and paid on the Company’s common shares.

(3)	Amounts equal premiums for whole life insurance, which the officers may elect to have paid by the Company on their behalf for such insurance or paid to them in cash. Messrs. Hamm and Timm have elected to receive the insurance policy and Messrs. Feighan and Marazza have elected to receive the cash payment.

(4)	Mr. Feighan became an executive officer of the Company in October 2003.

(5)	Includes matching contributions under the Company’s 401(k) plan of $7,975, $3,743, $7,364 and $7,364 for Messrs. Feighan, Timm, Hamm and Marazza, respectively, and payments by the Company of automobile expenses for personal use of $3,392, $1,125, $1,603 and $2,462 for Messrs. Feighan, Timm, Hamm and Marazza, respectively. Also includes payment by the Company of medical expenses for Mr. Hamm of $5,000.

(6)	Represents matching contributions under the Company’s 401(k) plan.

(7)	Mr. Marazza resigned as an executive officer and director of the Company in January 2005.

Option Grants in Last Fiscal Year
      The following table sets forth information with respect to the awarding of options to purchase common shares in 2004 to the named executive officers.

	Individual Grants
					Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees in	or Base		Option Term(3)
	Granted	Fiscal Year	Price Per	Expiration
Named Executive Officer	(1)	(2)	Share	Date	5%	10%

Edward F. Feighan	49,800	13.7%	$10.50	4/20/2014	$234,229	$738,748
Christopher J. Timm	49,800	13.7%	$10.50	4/20/2014	$234,229	$738,748
Charles D. Hamm	49,800	13.7%	$10.50	4/20/2014	$234,229	$738,748
Greg D. Ewald	20,000	5.4%	$10.50	4/20/2014	$94,068	$296,686
John A. Marazza	49,800	13.7%	$10.50	4/20/2014	$234,229	$738,748

(1)	Options were granted under the Company’s 2004 Stock Option and Award Plan and vest as to 1/36 of the total common shares subject to the option for each calendar month of service with the Company by the executive after the date of the grant, April 20, 2004, and may be exercised, if at all, only with respect to those shares that are vested. The vesting of such shares may be accelerated upon the occurrence of the events described below under “Employment Agreements.”

(2)	Based on options to purchase an aggregate of 364,000 common shares granted to employees during 2004.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s common shares on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated share price. These amounts are based on hypothetical annual appreciation rates of 5% and 10% over the full term of the applicable option and are not intended to forecast the actual future appreciation of the Company’s share price. No gain to optionees is possible without an actual increase in the price of the Company’s common shares, which benefits all of the Company’s shareholders.
Aggregate Option Exercises in 2004 and 2004 Year-End Option Values
      The following table sets forth information with respect to the value of options held by the named executive officers on December 31, 2004.

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-The-Money Options
	Shares		Fiscal Year End	at Fiscal year End(1)
	Acquired	Value
Named Executive Officer	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Edward F. Feighan	—	—	11,067/38,733	$21,027/$73,593
Christopher J. Timm	—	—	11,067/38,733	$21,027/$73,593
Charles D. Hamm	—	—	11,067/38,733	$21,027/$73,593
Greg D. Ewald	—	—	4,444/15,556	$8,444/$29,556
John A. Marazza	—	—	11,067/38,733	$21,027/$73,593

(1)	Calculated based on the closing sale price of the Company’s common shares on the Nasdaq National Market on December 31, 2004 of $12.40 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Employment Agreements with the Company
      The Company entered into employment agreements with each of Messrs. Feighan, Hamm, Timm and Marazza in December 2003 and Century entered into an employment agreement with Mr. Ewald in August 2004. The agreement with Mr. Marazza, which had the same terms as the agreements with Messrs. Feighan, Hamm and Timm described below except as otherwise noted, was terminated in January 2005, which had the same terms as the agreements with Messrs. Feighan, Hamm and Timm described below except as otherwise noted. See “Separation Agreement with Mr. Marazza” below.
      The agreements provide, or provided, in the case of Mr. Marazza, for base salaries of at least $284,000, $259,000, $264,000, $259,000 and $228,000 for Messrs. Feighan, Hamm, Timm, Marazza and Ewald, respectively, plus annual performance based cash incentive bonuses of up to 50.0%, 45.0%, 45.0%, 45.0% and 40% of their respective base salaries in accordance with the Company’s annual incentive plan described below and other customary executive benefits, including:

•	participation in retirement or welfare benefit plans, if any;

•	health, disability and other insurance plans;

•	whole life insurance, in the case of Messrs. Feighan, Hamm and Timm;

•	sick leave;

•	reasonable vacation time; and

•	other benefits as may be approved by the Company’s board of directors or compensation committee on a case-by-case basis for proper business purposes.
      Pursuant to the employment agreements, the Company granted to each of Messrs. Feighan, Hamm and Timm 25,300 restricted common shares and non-qualified stock options to purchase 49,800 common shares at the time of closing the Company’s initial public offering of its common shares. Pursuant to Mr. Ewald’s agreement, he received 29,750 restricted common shares and non-qualified stock options to purchase 20,000 common shares. The options have an exercise price equal to the initial public offering price of $10.50 and vest as to 1/36 of the shares subject to the option each month following the grant date during which the executive officer has provided service to the Company. All options will become fully exercisable for a period of not less than 30 days, and all unvested shares available pursuant to the options, if any, will become fully vested, upon the termination of employment by reason of death, discharge by us other than for cause, or, in the case of Messrs. Feighan, Hamm and Timm, the officer’s resignation for good reason. The restricted shares held by Messrs. Feighan, Hamm and Timm vest as to 1/48 of the total shares awarded each month following the grant date during which the executive officer has provided service to the Company. The restricted shares held by Mr. Ewald vest as to 1/5 of the total shares awarded each year following the grant date during which the executive officer has provided service to Century.
      The employment agreements may be terminated at any time upon the mutual agreement of the Company or Century, in the case of Mr. Ewald, and the officer and will automatically terminate upon his death. The Company (or Century) may terminate the employment agreements at any time, without cause, upon 30 days prior written notice to the officer or for cause immediately upon written notice of termination to the officer. Each officer may terminate his employment agreement at any time without good reason upon 30 days prior written notice to the Company (or Century) or, in the case of Messrs. Feighan, Hamm and Timm, for good reason upon 15 days prior written notice, provided that each officer will not resign if, prior to the expiration of the 15 day notice period, the Company causes the facts or events giving rise to the good reason to no longer exist. If the officer’s employment agreement is terminated:

•	by the Company (or Century) or cause, by the resignation of the officer, other than for good reason, or if the officer’s employment is terminated by death, he or his estate will be entitled to receive any earned but unpaid base salary through the effective date of termination, any award under the Company’s annual incentive plan which was awarded prior to the effective date of termination, and, in the case of Mr. Ewald, a pro-rata portion of his restricted shares based on the number of months from the date of grant through the termination date divided by 60, and in addition, if the officer’s employment is terminated by death, his estate will be entitled to receive (1) continued payment of his base salary for 90 days following his death; (2) an amount equal to the maximum bonus that he could have been awarded under the Company’s annual incentive plan for the current performance year divided by the number of days in the current performance year occurring prior to and including the date of his death; and (3) continued benefits for 90 days following his death; or

•	by the Company (or Century) other than for cause or, in the case of Messrs. Feighan, Hamm and Timm, if he resigns for good reason, he will be entitled to receive (1) any earned but unpaid base salary through the date of such termination; (2) any award under the Company’s annual incentive plan that was awarded prior to the effective date of termination; (3) continued payment of his base salary for 12 months following the date of termination; (4) in the case of Messrs. Feighan, Hamm and Timm, the maximum bonus that he could have been awarded under the Company’s annual incentive plan for the current performance year; and (5) continued benefits for 12 months following the date of termination.

      Under the agreements between Messrs. Feighan, Hamm and Timm with the Company, if a change in control occurs, as defined in the agreement, and within the 12 months following a change of control, the Company discharges the officer other than for cause or if the officer resigns for good reason, he will be entitled to receive within 30 days of his termination of employment (1) any earned but unpaid base salary through the date of termination; (2) any award under the Company’s annual incentive plan that was awarded prior to the effective date of termination; (3) the product of two times his then current base salary at the date of termination; and (4) the product of two times the maximum bonus that he could have been awarded under the Company’s annual incentive plan. In addition, the officer will be entitled to continued benefits for 24 months following the date of termination.
      Each officer agreed not to compete with the Company (or Century) or solicit its employees during the terms of their employment agreements and for a period of 12 months following termination of their employment agreements or, if longer, the entire period for which the officer is entitled to payments of base salary, bonus or other incentive awards or other benefits, other than payments and benefits the officer would be entitled to receive in the event of a change in control.
Separation Agreement with Mr. Marazza
      The Company entered into a Separation Agreement with Mr. Marazza, effective January 28, 2005, setting forth the terms of his departure from the Company and providing for the payment to Mr. Marazza of the benefits to which he was entitled pursuant to his employment agreement with the Company. Such benefits consist of the payment of Mr. Marazza’s salary through April 2006, performance bonuses for 2004 and 2005, health insurance and related benefits through February 2006, continued payment of the value of whole life insurance premiums (which Mr. Marazza elected to receive in cash in lieu of insurance pursuant to the Employment Agreement) through February 2006 and full vesting of Mr. Marazza’s restricted shares and options to purchase common shares, which options will remain exercisable until the tenth anniversary of the date of grant. Mr. Marazza agreed to provide consulting services to the Company and its subsidiaries for no additional consideration for a period of ninety days following his departure. The Separation Agreement also provides for termination of the employment agreement, except for the ongoing obligations on Mr. Marazza concerning confidentiality, non-solicitation and non-competition described above.
Annual Incentive Plan
      In December 2003, the Company’s board of directors adopted and its shareholders approved the Company’s annual incentive plan. The purpose of the annual incentive plan is to advance the Company’s interests and its shareholders’ interest by providing certain corporate officers and key employees with annual incentive compensation that is tied to the achievement of pre-established and objective performance goals.

      The plan is administered by the Company’s compensation committee. Subject to the provisions of the plan, the compensation committee has full and complete authority to:

•	construe, interpret and implement the plan;

•	prescribe, amend and rescind rules relating to the plan;

•	make any factual determination that it believes necessary or advisable for the administration of the plan;

•	determine the conditions subject to which incentive awards may be made or payable; and

•	make any other determinations that it believes necessary or advisable for the administration of the plan.
      Prior to each performance period, the compensation committee designates, subject to approval by the Company’s board of directors, the employees who will be participants of the plan for the performance period and the target incentive award for each participant.
      Payment of incentive awards is made in a cash lump sum payment, or at the discretion of the compensation committee, in common shares equal to the fair market value of the amount of the incentive award, provided that a participant’s incentive award determined for any performance period may not exceed 150.0% of the participant’s target award without board approval. Payment of any amount of incentive award in excess of 150.0% of the target award will be made in common shares or other property unless the board determines otherwise. The board of directors may terminate or amend the plan at any time in its sole discretion. However, no termination or amendment may be made that will impair the right of a participant to receive an incentive award for any performance period ending prior to the year in which the termination or amendment is adopted, or if later, effective and no amendment adopted after the start of a performance period may directly or indirectly increase the amount of the incentive award or alter the performance criteria in a manner that will increase any incentive award for such performance period.
Deferred Compensation Plan
      In October 2003, the Company’s board of directors adopted, and in December 2003 its shareholders approved, the Company’s deferred compensation plan. The purpose of the deferred compensation plan is to allow the Company’s key employees and directors to elect to defer portions of their compensation and to allow discretionary contributions by the Company on behalf of selected participants for future payment to the participants or their beneficiaries. The board of directors or the compensation committee determines the participation and benefits of key employees. The Company has established an irrevocable Rabbi Trust to secure its obligations under the deferred compensation plan. However, in the event of the Company’s bankruptcy, the assets of the trust will be subject to the claims of general creditors.
2004 Stock Option and Award Plan
      In December 2003, the Company’s board of directors adopted and its shareholders approved the Company’s 2004 Stock Option and Award Plan. The purpose of this plan is to promote the commonality of the interests of the Company’s employees, directors and consultants with the interest of its shareholders for the Company’s increased growth, value and profitability and to attract, retain and reward its employees and consultants. The plan provides for a variety of awards, including incentive or non-qualified stock options, restricted shares, restricted share units, performance units, appreciation rights or any combination of the foregoing.
      The plan is administered by the Company’s board of directors, or the compensation committee, which have the authority to determine the terms, conditions and restrictions applicable to each award. Awards may only be granted to existing or prospective employees, consultants and directors as determined by the board of directors or compensation committee.
      The aggregate number of common shares that may be issued under the plan is 1,179,108 shares. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company’s capital structure, appropriate adjustments will be made to (1) the number and class of shares subject to the plan; (2) any outstanding award; (3) the exercise price of any outstanding option; and (4) the base price of any appreciation right.
      Options. Options granted under the plan may be “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, or “non-qualified stock options,” which are not intended to so qualify. No option may be granted or otherwise designated as an incentive stock option after ten years from the date of adoption of the plan by the Company’s shareholders. An incentive stock option must expire within 10 years from the date it is granted or, if later, the date of designation as an incentive stock option. The exercise price of any incentive stock option must be at least equal to the fair market value of a common share on the date it is granted. Each incentive stock option will not be transferable by the participant, other than by will or the laws of descent and distribution, and will be exercisable during the participant’s lifetime only by the participant. No incentive stock option may be granted to any person if the person at the date of grant owns shares representing more than ten percent of the total combined voting power of all classes of shares of the Company or any of its subsidiaries unless the exercise price of the incentive stock option is at least 110% of the fair market value of such common shares at the date of grant or designation and such incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant. As long as the $100,000 per year limitation remains applicable under the Internal Revenue Code to incentive stock options granted to any person, any portion of options that become exercisable by a participant for the first time during any calendar year for common shares having a fair market value greater than $100,000 will be treated as non-qualified stock options. If an option designated as an incentive stock option fails for any reason to qualify or continue its qualification as an incentive stock option under the Internal Revenue Code, it will automatically be a non-qualified stock option.
      Restricted Share Units. A restricted share unit is a right to receive one common share pursuant to the terms and conditions of the 2004 Stock Option and Award Plan, subject to any service vesting schedule, performance vesting schedule or other restriction imposed by the plan or any instrument evidencing the award of the restricted share unit.
      Restricted Shares. Common shares granted under the plan may have restrictions on the transfer or defer the date of receipt of those shares. Each award will specify any applicable restrictions or deferral date, the duration of those restrictions, and the time at which the restrictions lapse. Participants may be required to deposit shares with the Company during the period of any restrictions.
      Performance Units. A performance unit is a right to receive payment in cash equal to the fair market value of one common share at the date of vesting, pursuant to the terms and conditions of the plan and any instrument evidencing the award of the performance unit.
      Appreciation Rights. An appreciation right may be granted in connection with all or any portion of an option grant as well as independent of any option grant. An “appreciation right” means the appreciation, if any, measured by the excess of the fair market value of a common share over (1) the exercise price of shares subject to the option if the appreciation right is exercisable in exchange for that option or (2) the base price in the instrument evidencing the appreciation right if the appreciation right is exercisable on a stand-alone basis. Upon exercise of the appreciation right, the appreciation will be paid in common shares equal in number to the largest whole number resulting from dividing the appreciation by the fair market value of a common share at the date of exercise or, if the instrument evidencing the appreciation right expressly so provides, in cash or any combination of cash or common shares.
      Change in Control. In the event of a change in control, the acquiring corporation may either assume the Company’s rights and obligations under outstanding awards or substitute substantially equivalent options for the acquiring corporation’s shares. In the event the acquiring corporation does not assume or substitute for the outstanding awards, the unexercisable portion of any outstanding awards will be immediately exercisable in full as of the date ten days prior to the effective date of the change in control. Any award that is neither (1) assumed, nor substituted for, by the acquiring corporation, nor (2) exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.
      Lock-Up Agreement. In consideration for the grant of each award to a participant and to facilitate the Company’s future financings, participants must agree on their behalf and on behalf of their heirs, legal representatives, successors and assigns that in the event of any underwritten public offering of any of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, they will not sell or dispose of, directly or indirectly, any interest in any of such shares awarded pursuant to the plan for the period of time from and after the effective date of the registration statement as may be required by the underwriter of any public offering; provided, however, that the period of time will not exceed 180 days from the effective date of the registration statement filed in connection with the public offering or any other period applicable in any lock-up agreement to which the Company or the participant as the Company’s affiliate is subject.
      Termination and Amendment. The board of directors may terminate or amend the plan at any time. However, without the approval of the Company’s shareholders, no termination or amendment may be made that will (1) increase the maximum aggregate number of common shares that may be granted under the plan; (2) change the class of persons eligible to receive incentive stock options; and (3) that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the plan may adversely affect any then outstanding award or any unexercised portion thereof, without the consent of the participant unless the termination or amendment is required to enable an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.
401(k) Plan and Trust
      The Company has established a 401(k) plan for its employees that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Generally, all employees are eligible to participate in the 401(k) plan on the first day of the month following completion of three months of service. Employer matching and discretionary profit-sharing contributions vest after three years of service.
      Eligible employees electing to participate in the 401(k) plan may defer from one percent of their compensation up to the statutorily prescribed limit, on a pre-tax basis, by making a contribution to the plan. For the 2004 calendar year, the employee’s contribution limit is generally $12,000. The Company currently makes quarterly discretionary matching contribution equal to 50.0% of each participant’s contributions that do not exceed 3.0% of the participant’s compensation.
Report of the Executive Compensation Committee of the Board of Directors
      The role of the compensation committee is to determine and review annually the goals and terms of the Company’s executive compensation plans, conduct an annual performance review in light of these goals of the Company’s Chief Executive Officer and other executives as delegated by the board of directors, and set each executive’s compensation based on his performance. The Company aims to offer total compensation packages that attract, retain and motivate high quality executives and that reward executives for profitability and the enhancement of shareholder value. The components of executive compensation discussed in more detail below have been designed to meet these objectives.
      In December 2003, the Company entered into an employment agreement with its Chief Executive Officer and each of its other executive officers, other than Mr. Ewald, who entered into an employment agreement with Century in August 2004. The employment agreements set such executive’s minimum base salary and bonus potential and provided for equity awards upon completion of the Company’s initial public offering and other customary executive benefits, including participation in retirement or welfare benefit plans; health disability and other insurance plans; whole life insurance (other than for Mr. Ewald); sick leave; reasonable vacation time; and other benefits as may be approved by the board of directors or the compensation committee on a case-by-case basis for proper business purposes. The compensation committee determined the base salary, bonus and equity compensation amounts in the employment agreements, in consultation with an external compensation consultant selected by the board, based on publicly accessible executive compensation data from a group of comparable insurance companies and, with respect to 2004 compensation, taking into account the executive’s efforts in connection with, and the anticipated impact on the Company’s performance of, its initial public offering. The comparable insurance companies considered by the compensation committee included smaller companies engaged in the specialty insurance market, rather than the larger companies included in the S&P Property and

Casualty Index. The compensation provided for in the employment agreements is generally within the middle of the range of compensation levels paid by these companies to executives with comparable duties and responsibilities.

Base Salary
      The compensation committee considered the ranges of salaries offered by companies in the Company’s competitive market as discussed above in setting the base salary amounts contained in the executive employment agreements. The agreements provide that such salary amounts are to be reviewed annually by the board of directors or compensation committee in light of the executive’s performance, compensation of similar executives of similarly sized companies, among other factors it deems appropriate. Actual salaries are then to be set by the compensation committee, after considering individual performance and job content in the context of the salary ranges offered by comparable companies. The compensation committee did not make any adjustments to the base salary amounts set forth in the employment agreements for 2004, since these amounts were established just prior to the beginning of the fiscal year and did not become effective until completion of the initial public offering in April 2004.

Performance Based Incentive Compensation
      The Company pays annual cash bonuses to the CEO and other executive officers, under its performance based incentive compensation plan, based on the achievement of certain return on equity (“ROE”) objectives established by the compensation committee. The performance based incentive bonus encourages executives to manage and allocate Company capital to products that generate competitive returns on equity thereby enhancing the potential for appreciation of shareholder value. The potential bonus amount is determined based on a percent of each executive’s base salary, as described in each executive’s employment agreement, and is payable based on the ROE target achieved at year-end. For 2004, the ROE targets were set forth in each executive’s employment agreement and resulted in bonuses equal to approximately 55% of the potential amount.

Stock Options and Awards
      Incentive stock options, non-qualified stock options and restricted stock awards are other important elements of the Company’s compensation philosophy. The Company believes options and restricted stock awards serve as incentives to executives to maximize the long-term growth and profitability of the Company, which will be reflected in the Company’s share price. Under the 2004 Stock Option and Award Plan adopted in December 2003, the exercise price of any incentive option must be at least equal to the fair market value of a common share on the date of grant, so that recipients will recognize value from the grants only if the common share price increases in the future. In addition, in determining the long-term component of the CEO’s compensation, the compensation committee’s charter provides that it will consider, among other factors, the Company’s performance and relative shareholder return, the value of similar awards to chief executive officers of similar companies and the awards given to the CEO in past years.
      For 2004, the employment agreements entered into with each executive provided for the grant of options and restricted stock upon completion of the Company’s initial public offering. The number of shares subject to these grants were based on a percentage of the number of common shares outstanding following the offering, and such percentages were determined after considering competitive practice. No other equity awards were made to the CEO or other executive officers during 2004.

401(k) Plan
      The Company has established a 401(k) plan for its employees that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Generally, all employees, including eligible executive officers, are eligible to participate in the 401(k) plan on the first day of the month following completion of three months of service. Employer matching and discretionary profit-sharing contributions vest after three years of service. The Company currently makes quarterly discretionary matching contributions equal to 50.0% of each participant’s contribution of up to 6.0% of the participant’s salary, not to exceed 3.0% of the participant’s compensation.

Internal Revenue Code Section 162(m)
      The Company generally intends that total compensation, including bonuses awarded pursuant to the performance based incentive compensation plan, will satisfy the conditions necessary for deductibility by the Company under Section 162(m) of the Internal Revenue Code, which limits the ability of the Company to deduct any compensation in excess of $1,000,000 per year for federal income tax purposes unless such conditions are met. Notwithstanding this general policy, the Compensation Committee retains the authority to authorize payments and awards that may not be deductible if it believes that they are in the best interests of both the Company and its shareholders.
Compensation Committee

Michael J. Endres, Chairman
Jeffrey A. Maffett
Robert Jay Woodward, Jr.
Compensation Committee Interlocks and Insider Participation
      None of the Company’s executive officers or directors serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s board of directors or compensation committee.

Performance Graph
      Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company’s common shares with the cumulative total return of a hypothetical investment in each of the S&P Composite 500 Stock Index and the S&P Property and Casualty Index based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 on April 20, 2004, the date of the Company’s initial public offering of the common shares, and the reinvestment of dividends.

	4/20/04	12/31/04

ProCentury Corporation	$100.00	$118.47
S&P Composite 500 Stock Index	100.00	108.37
S&P Property and Casualty Index	100.00	103.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loan Agreement
      The Company, as borrower, was a party to a loan agreement dated October 5, 2000 with Eaton National Bank & Trust Co. (“Eaton”), as lender. Eaton is a subsidiary of Colonial Bank Corp., which held more than 5% of the Company’s outstanding common shares prior to its initial public offering and continues to be one of the Company’s shareholders. Mr. Maffett, one of the Company’s directors, has been Chairman of the Colonial Bank Corporation since 2002, and was President and Chief Executive Officer of the Eaton National Bank & Trust Co. from 1989 to 2003. Mr. Maffett presently holds a significant amount of the outstanding shares of Colonial Bank Corp. The original principal amount of the loan was $10.0 million, the maturity date was October 5, 2012 and, during 2004, interest accrued at a rate of 4.0%. The Company used a portion of the net proceeds from its initial public offering to repay the outstanding principal balance of $8.7 million of the loan as of the closing date of the offering. For the year ended December 31, 2004, the Company paid $9.4 million in principal and interest payments to Eaton.
      Eaton National Bank sold participation units in the loan to the respective bank subsidiaries of Richmond Mutual Bancorporation, Inc. (25%), DCB Financial Corp. (20%), Ohio Heritage Bancorp, Inc. (10%) and Ohio Valley Banc Corp. (25%), each of which was also a shareholder of the Company. Mr. Fix, one of the Company’s directors, has served as Vice Chairman, President and Chief Executive Officer of the Richmond Mutual Bancorporation, Inc. and its primary subsidiary, First Bank Richmond NA since 2002.
Stonehenge Monitoring Agreement
      The Company was party to a Monitoring Agreement, dated as of July 1, 2002, by and between the Company and Stonehenge Opportunity Fund, LLC, pursuant to which the Company paid Stonehenge Opportunity Fund, LLC monitoring fees for the time and effort it expended in monitoring its investment in the Company, which included reviewing and evaluating its financial statements, attending meetings with its management and board of directors and consulting with the Company with respect to its business and prospects. This agreement expired on December 31, 2003, and the Company paid $85,000 in 2004 for services rendered in 2003. Mr. Endres, a member of the Company’s board of directors, has been a principal of Stonehenge Financial Holdings, Inc., an affiliate of Stonehenge Opportunity Fund, LLC, and of Stonehenge Partners, Inc., the parent of Stonehenge Opportunity Fund, LLC, since August 1999.
Diamond Hill Capital Investment Management Agreement
      In December 2002, the Company entered into an investment management agreement with Diamond Hill Capital Management, Inc., pursuant to which Diamond Hill manages certain of the Company’s securities, which had an aggregate fair market value of $25.0 million as of December 31, 2004. In return for these services, the Company pays Diamond Hill a management fee of 35 basis points of the fair market value of the portfolio, which is calculated at various points during the year, and, for the year ended December 31, 2004, totaled $82,000. The Company expects to pay management fees in 2005 on the same basis. Mr. Endres, a member of the Company’s board of directors, owns an equity interest in Diamond Hill Capital Management, Inc. of approximately 1%.
United Nations Insurance Agency, Inc.
      Century, Evergreen National Indemnity Company (“Evergreen”) and Continental Heritage Insurance Company (“Continental”) were parties to a general agency agreement with United Nations Insurance Agency, Inc. (doing business as Evergreen UNI), under which United Nations Insurance Agency, Inc. acted as an exclusive agent of Century, Evergreen and Continental to develop and maintain a surety bond program in exchange for a commission of 48.0% of gross written premiums, subject to adjustment. Evergreen and Continental were subsidiaries of the Company until April 2004. United Nations Insurance Agency, Inc.’s special counsel, Joseph E. LoConti, held more than 5% of the Company’s outstanding common shares prior to its initial public offering and continues to be one of the Company’s shareholders. In addition, Mr. LoConti’s family owns United Nations Insurance Agency, Inc. From January until the Company’s disposition of Evergreen and

Continental in April 2004, the Company paid $5.0 million in commissions to United Nations Insurance Agency, Inc. in connection with the agreement.
Agreements Relating to the Evergreen and Continental Transactions
      As part of the Company’s disposition of Evergreen and Continental in April 2004, the Company entered into several agreements with Evergreen which facilitated the Evergreen and Continental transactions. The Company’s board of directors believes that these agreements are fair to the Company and its shareholders.
      Transitional Administrative Agreement. Prior to the Evergreen and Continental dispositions, the Company provided Evergreen and Continental with all executive, managerial, supervisory, administrative, technical, claims handling, investment management, regulatory affairs, legal, accounting, financial reporting, professional and clerical services necessary to operate their respective businesses. In order to provide Evergreen and Continental with a transition period before the cessation of these services, the Company entered into a Transitional Administrative Agreement with Evergreen and Continental pursuant to which the Company will continue to provide these services to Evergreen and Continental for an initial term of 18 months. The term of this agreement will automatically be renewed for one six-month renewal term, unless terminated pursuant to the agreement at the end of the initial 18 months. In return for such services, the Company will receive an annualized fee of $900,000. For the year ended December 31, 2004, the Company received $600,000 under this agreement.
      Reinsurance Agreements. The Company entered into loss portfolio transfer reinsurance contracts that provided for Century to reinsure Evergreen and Continental for business that was written in Century’s name and transferred to one of the other companies in connection with the termination of an intercompany pooling agreement among the parties and for Evergreen to reinsure Century in the same manner. For example, Century will reinsure property business transferred to it in connection with the termination of the intercompany pooling agreement that had been written for it in Evergreen’s name. These contracts will remain in force until all outstanding loss and assignable loss adjustment expense covered has been settled or commuted in accordance with the provisions of the applicable contract.
      Software License Agreement and Software Support and Maintenance Agreement. Century has entered into a software license agreement with Evergreen and Continental pursuant to which Century granted to Evergreen and Continental a fully paid-up, royalty free, non-exclusive perpetual license to use certain of Century’s proprietary software that relates to underwriting and claims processing and that has been developed for the mutual benefit of the Company, Evergreen and Continental. In addition, Century has entered into a software support and maintenance agreement with Evergreen and Continental, pursuant to which Century will provide certain technical support and maintenance services for the software in return for an annual support and maintenance fee. For the year ended December 31, 2004, this fee totaled $67,000. Evergreen and Continental may terminate the software support and maintenance agreement by providing 90 days’ prior written notice, and Century may terminate the agreement by providing twelve months’ prior written notice.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES
      During 2004 and 2003, the Company engaged KPMG LLP as its independent registered public accountants. The Company paid KMPG LLP fees aggregating $245,000 and $302,500 in 2004 and 2003, respectively, as described in more detail below. None of the time devoted by KPMG LLP on its engagement to audit the Company’s financial statements for the year ended December 31, 2004 was attributable to work performed by persons other than KPMG LLP employees.
      Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and 2003, as well as registration statement related services for 2004 and 2003 were $245,000 and $302,500, respectively. Of these amounts, the registration related services were $50,000 and $188,000 for 2004 and 2003, respectively.
      Audit-Related Fees. No fees were billed by KPMG LLP for assurance or other services reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above for the years ended December 31, 2004 and 2003.

      Tax Fees. No fees were billed by KPMG LLP for professional services for tax compliance and tax consulting services for the years ended December 31, 2004 and 2003.
      All Other Fees. No fees were billed by KPMG LLP for other products and services provided by KPMG LLP for the years ended December 31, 2004 and 2003.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services. The audit committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.
OTHER MATTERS
      Management does not know of any other matters which will be presented for action at the meeting. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.
Shareholder Proposals for 2006 Annual Meeting
      Any shareholder proposals intended to be presented at the Company’s 2006 annual meeting of shareholders must be received by the Secretary of the Company at 465 Cleveland Avenue, Westerville, Ohio 43082, on or before December 7, 2005, for inclusion in the Company’s proxy statement and form of proxy relating to the 2006 annual meeting of shareholders.
      If a shareholder wishes to present a proposal or nominate a director before the 2006 annual meeting, but does not wish to have the proposal or nomination considered for inclusion in the Company’s proxy statement and proxy, such shareholder must give written notice to the Company’s board of directors on or before February 20, 2006. To present a proposal, the notice must set forth the business to be presented and the purpose of such business. To nominate a director, the notice must set forth the nominee’s name, qualifications and background.
      As to any proposal or director nomination that a shareholder intends to present to shareholders other than by inclusion in the Company’s proxy statement for the 2006 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 20, 2006. Even if proper notice is received on or prior to February 20, 2006, the proxies named in the Company’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.
Householding
      The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

      If any beneficiary shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report or if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions to the Company by calling Scott Murray, Director of Investor Relations, at (614) 823-6296, or by writing to ProCentury Corporation, Investor Relations at 465 Cleveland Avenue, Westerville, Ohio 43082.

By order of the Board of Directors,

Christopher J. Timm
Secretary
Dated: April 6, 2005

Appendix A
CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
PROCENTURY CORPORATION
SECTION 1.
Purpose
      The Audit Committee is a committee of the Board of Directors (the “Board”) of ProCentury Corporation (the “Company”) the purpose of which is to assist the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements and reports. The Audit Committee, as with the Board and any other Board committee, is not charged with executing policy but instead with overseeing the External Auditor’s review and audit of the Company’s financial statements and with overseeing management’s establishment, maintenance and implementation of disclosure controls and other procedures for the Company’s public disclosures, and internal controls over the Company’s financial reporting, to the Securities and Exchange Commission (“SEC”) or the investing public.
SECTION 2.
Composition
      2.1 Number. The Audit Committee shall be comprised of three or more directors as determined by the Board.
      2.2 Election and Term. The Board shall, at its first meeting following the annual meeting of shareholders, elect the members of the Audit Committee, each of whom shall serve until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.
      2.3 Qualifications.

(a)	Independence. Each member of the Audit Committee shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No member may – other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee – accept any consulting, advisory, or other compensatory fee from the Company or be an affiliated person (other than as a director) of the Company or any subsidiary thereof.

(b)	Financial Literacy and Expertise. Each member of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.
SECTION 3.
Proceedings
      The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems appropriate. Any action which may be authorized or taken by the Audit Committee may be taken either at a meeting of the Audit Committee pursuant to Section 3.1 or without a meeting by written consent pursuant to Section 3.2.

      3.1 Meetings. Meetings of the Audit Committee shall be held, and action authorized or taken thereat, from time to time as follows:

(a)	Calling. Meetings of the Audit Committee may be called by 1) the Chairman of the Board; 2) the Chief Executive Officer, 3) the Chief Financial Officer, 4) the Chairman of the Audit Committee; or 5) any two Audit Committee members.

(b)	Place. The place of each meeting shall be the principal office of the Company or such other place as reasonably designated by the person calling the meeting.

(c)	Notice. Written notice of the time and place of each meeting of the Audit Committee shall be given to each Audit Committee member either by personal delivery, or by mail, telegram, fax, or electronic mail at least 2 days before each meeting. Notice of a meeting of the Audit Committee need not state the purposes of the meeting.

(d)	Attendance. Attendance of any Audit Committee member at any meeting shall be by personal presence, or by personal participation by telephone or other communications equipment through which all participants can hear each other.

(e)	Waiver. Any Audit Committee member may, either before or after any meeting, waive any notice required to be given of the time or place of, or actions to be considered at, such meeting, and any notice of any meeting shall not be required to be given to any Audit Committee member who is represented by any designated representative who is present at such meeting in person or by means of communications equipment.

(f)	Quorum. A majority of the number of Audit Committee members shall be present in person at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting. However, if the meeting is held by telephone or other communications equipment at which all Audit Committee members participating can hear each other, such participation shall constitute presence at such meeting. In the absence of a quorum at any meeting of the Audit Committee, a majority of those present may adjourn the meeting from time to time until a quorum shall be present.

(g)	Action. Except as otherwise provided in this Agreement, the act of the majority of the Audit Committee members present at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.
      3.2 Written Consent. Any action that may be taken or authorized at a meeting may be taken in writing in lieu of a meeting by a written consent or written consents signed by all of the members of the Audit Committee entitled to notice of a meeting for such purpose. Any telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a member of the Audit Committee entitled to such notice and that contains an affirmative vote or approval of that person is a signed written consent for the purposes of this Section.
SECTION 4.
Authority
      The Audit Committee shall have the following authority which it shall exercise with the care that an ordinarily prudent person in a like position would use under similar circumstances:
      4.1 External Auditor.

(a)	Retain and terminate the Company’s public accounting firm responsible for auditing and providing an audit report on the Company’s financial statements (the “External Auditor”).

(b)	Approve the scope of all auditing services and the fees and other terms therefor of the External Auditor.

(c)	Approve in advance all non-auditing services to be performed by the External Auditor.

(d)	Assess at least annually the External Auditor’s independence, including all relationships between the External Auditor and the Company. In so doing, the Audit Committee shall request a written statement from the External Auditor delineating all relationships with the Company as contemplated by Independence Standard No. 1 Independent Discussions with Audit Committees and applicable law.

(e)	Receive any communications coming from, and otherwise be available upon reasonable request to confer with, the External Auditor regarding the External Auditor’s judgment about the quality of the Company’s accounting principles; the External Auditor’s concurrence with management’s representation concerning audit adjustments; the External Auditor’s attestation of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; possible illegal acts detected or otherwise coming to the attention of the External Auditor in the course of the audit; and any other communication required or deemed appropriate by the External Auditor to the Board or the Audit Committee pursuant to Statement of Auditing Standards 61 (as it may be modified or supplemented).

(f)	Obtain a written confirmation from the External Auditor at the end of each of the first three quarters of the year that the External Auditor has nothing to report to the Audit Committee, or the written enumeration of required reporting issues.

(g)	Review with the External Auditor the External Auditor’s assessment of the performance by the Internal Auditor.

(h)	Meet at least annually in executive session without the presence of any members of management with the External Auditor. The Audit Committee should review with the External Auditor significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit; inquire about the cooperation received by the External Auditors during their audit, including access to all requested records, data and information; inquire whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused the External Auditor to issue a nonstandard report on the Company’s financial statements; review with the External Auditor the quality of the Company’s financial and accounting personnel and the External Auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

(i)	Approve policies restricting hiring employees or former employees of the External Auditor.
      4.2 Internal Auditor.

(a)	Receive any communications coming from, and otherwise be available upon reasonable request to confer with, the Company’s internal auditor or other personnel responsible for the internal audit function (“Internal Auditor”).

(b)	Review with the Internal Auditor the scope of the internal audit work scheduled for each year.

(c)	Review with the Internal Auditor any deficiencies found in the internal audit process and the actions of management appropriate to correct any such deficiencies.

(d)	Review with the Internal Auditor the Internal Auditor’s assessment of the performance by the External Auditor.

(e)	Meet at least annually in executive session with the Internal Auditor without the presence of other members of management.
      4.3 Management.

(a)	Receive any communications coming from, and otherwise be available upon reasonable request to confer with, each of the Company’s Chief Executive and Chief Financial Officers (or persons performing those functions).

(b)	Review with management (1) their respective certifications on the accuracy of financial reports and the fair presentation of financial statements and (2) their respective evaluations of internal controls and any report of deficiencies.

(c)	Review with appropriate members of management their assessments of the performance by the Internal Auditor and the External Auditor.

(d)	Review with the Company’s in-house and, if appropriate, outside legal counsel (1) compliance by the Company and its directors, officers, employees and other agents with applicable laws, including securities laws, and ethical standards and (2) any legal matter that could have a significant impact on the Company’s financial statements.

(e)	Meet at least annually in executive session without the presence of other members of management separately with, and otherwise be available upon reasonable request of, each of the Company’s Chief Executive and Chief Financial Officers (or persons performing those functions).
      4.4 Financial Statements and Reports.

(a)	Review at least annually with management and the External Auditor critical accounting policies applied, being applied or to be applied for each year.

(b)	Review with management and the External Auditor the Company’s annual audited financial statements.

(c)	Review with management and, to the extent appropriate, the External Auditor, the Company’s interim quarterly financial statements.

(d)	Review with management the annual and quarterly financial reports, including those on Form 10-K and Form 10-Q and any “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein, to be filed with the SEC.

(e)	Review with management any information regarding earnings released to the press or other media, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.5 Audit, Internal Control and Other Reports.

(a)	Review with the External Auditor and, to the extent appropriate, management and the Internal Auditor (separately with each if appropriate) any of the following issued or proposed to be issued by the External Auditor to the Company:

(1)	Audit report on each year’s audited financial statements;

(2)	Management or internal control letter; and

(3)	Any attestation with respect to management’s evaluation of internal controls.

(b)	Review with the External Auditor and, to the extent appropriate, management and the Internal Auditor (separately with each if appropriate) any other report issued or proposed to be issued by the External Auditor to the Audit Committee.

(c)	Review with management and, to the extent appropriate, the External Auditor and the Internal Auditor (separately with each if appropriate) any report by the Company on internal controls and any evaluation of those controls by management.

(d)	At the completion of the annual audit, review with the Company’s management, Internal Auditor and the External Auditor (separately with each if appropriate) the following:

(1)	The annual financial statements and related footnotes and disclosures to be included in the Company’s annual report to the shareholders and on Form 10-K;

(2)	If applicable, a report on changes in accounting principles and their application; and

(3)	Significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

(e)	If deemed appropriate after such review, recommend to the Company’s Board that the financial statements be included in the Company’s annual report on Form 10-K.

      4.6 Complaints and Investigations.

(a)	Institute procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees to the Company of concerns regarding questionable accounting or auditing matters.

(b)	Subject to the prior approval of the Board, investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company.

(c)	Be the designated recipient on behalf of the Board of information relating to any illegal act detected or coming to the attention of the External Auditor in the course of an audit, and any significant deficiencies in the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls coming to the attention of the Chief Executive or Chief Financial Officer (or persons performing those functions) and required to be disclosed to the Board or the Audit Committee by applicable law.

(d)	Review with management, the Internal Auditor and the External Auditor, as appropriate, the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements, and the methods used to establish these policies and monitor employee activity.

(e)	Resolve any disagreements between management and the External Auditor or Internal Auditor regarding financial reporting.
      4.7 Compliance.

(a)	Review with the External Auditor and appropriate members of management the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of non-compliance.

(b)	Review any findings of any examination by regulatory agencies, and any observations by the External Auditor, regarding the audit process, internal controls, the financial statements, the books and records regarding transactions in assets or operations of the Company that are addressed to or recommended for consideration of the Board or the Audit Committee.

(c)	Review the process for communicating the Company’s Code of Conduct and Ethics to Company personnel and for monitoring compliance therewith.

(d)	Obtain regular updates from management and Company legal counsel regarding compliance matters.
      4.8 Audit Committee Report.

(a)	Regularly report to the Board about Audit Committee activities, issues and related recommendations.

(b)	Provide an avenue of communication between the Internal Auditor, the External Auditor, and the Board.

(c)	Report annually to the shareholders, describing the Audit Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services by the External Auditor.

(d)	Review any other reports proposed to be furnished to shareholders or filed with a governmental agency that describes Audit Committee responsibilities.
      4.9 Risk Assessment and Risk Management. Discuss policies and guidelines with respect to risk assessment and risk management.

SECTION 5.
Other Investigations And Studies
      The Audit Committee may conduct or authorize investigations into or studies of matters within the Audit Committee’s scope of authority as it deems appropriate.
SECTION 6.
Independent Counsel And Advisors
      The Audit Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems appropriate. The Audit Committee shall have the sole authority to retain or terminate any such counsel or advisor to assist the Audit Committee in carrying out its responsibilities, including sole authority to approve the counsel’s or advisor’s fees and other retention terms, such fees to be borne by the Company.
SECTION 7.
Evaluation of the Audit Committee and its Charter
      The Audit Committee shall conduct an annual evaluation of the provisions of this Charter, its performance under those provisions and each Audit Committee member’s contribution to that Audit Committee’s performance. The Audit Committee shall report to the Board any recommended amendments to this Charter; any recommended changes to the Company’s, the Board’s or the Committee’s policies or procedures; and any recommended changes to its composition.
SECTION 8.
Other Responsibilities
      The Audit Committee may exercise such other authority and shall perform such other duties as the Board may from time to time delegate to the Audit Committee.
SECTION 9.
Amendment
This Charter may be amended only by the Board.

ProCentury Corporation
c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented and voted at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

PROCENTURY CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders
to be held on May 19, 2005

The undersigned, revoking all prior proxies, hereby appoint(s) Edward F. Feighan and Nicholas Z. Alexander, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all common shares of ProCentury Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate headquarters located at 465 Cleveland Avenue, Westerville, Ohio 43082, on Thursday, May 19, 2005 at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”). Receipt of Notice of Annual Meeting of Shareholders, the related Proxy Statement dated April 6, 2005 and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004 is hereby acknowledged.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

Dated:	, 2005

Signature(s) of Shareholder(s)

Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please fold and detach card at perforation before mailing.

PROCENTURY CORPORATION	PROXY/VOTING INSTRUCTION CARD

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” the nominees described in Item 1. Attendance of the undersigned at the Meeting will not revoke this proxy. The undersigned may revoke this proxy by giving notice to the Company in writing or in open meeting.

1.	Election of Class I Directors

Nominees:	Michael J. Endres	Alan R. Weiler

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	In their discretion, to vote upon such other business as may properly come before the meeting.

(Continued on reverse side)